Fury Title LLC
ALTA Universal ID: 1181460
231 West Main Street
Suite 100
Canton, GA 30114
(770) 702-8467

ALTA Combined Settlement Statement

File #:	26-10272-FT	**Property**	8675 Ashley Way Douglasville, GA 30134	**Settlement Date**	03/11/2026
Print Date & Time:	03/11/2026 at 02:27 PM EDT	**Buyer**	XCG, LLC	**Disbursement Date**	03/11/2026
Attorney:	Christina Pritz	**Seller**	Landa App, LLC - 8675 Ashley Way Douglasville GA LLC		
Settlement Location:	, ,	**Lender**	American Heritage Lending, LLC		

Seller			Buyer	
Debit	Credit		Debit	Credit
		Financial		
	$113,000.00	Sale Price of Property	$113,000.00	
		Deposit		$2,500.00
		Loan Amount		$87,750.00
		Business purpose Premium Credit		$109.69
		Prorations/Adjustments		
$291.66		County Taxes 01/01/2026 to 03/11/2026		$291.66
		Loan Charges		
		Broker Fees to Investor Lending Service	$2,632.50	
		Broker Processing Fee to Investor Lending Service	$500.00	
		Business Purpose Premium to Investor Lending Service	$109.69	
		Underwriting Fees to American Heritage Lending, LLC	$1,449.00	
		E-Recording Fee to Pacific Law Group, LLC.	$10.00	
		Appraisal Fee ($881.00 POC by Borrower)		
		Credit Report Fee	$124.50	
		Desk Review	$125.00	
		Entity Fee	$299.00	
		Second Appraisal Fee ($515.00 POC by Borrower)		
		Prepaid Interest ($17.37 per day from 03/11/2026 to 04/01/2026)	$364.77	
		Impounds		
		Homeowner's insurance $65.84 per month for 4 mo.	$263.36	
		Property taxes $128.22 per month for 8 mo.	$1,025.76	
		Aggregate adjustment		$512.88
		Payoff(s)		
$90,897.80		Payoff to Shellpoint Mortgage Servicing		
		Government Recording and Transfer Charges		
		Recording Fees	$50.00	
		---Deed: $25.00		
		---Mortgage: $25.00		
		Georgia Intangibles Tax (Security Deed) to Douglas County Recording Office	$264.00	
		GRMA Fee to American Heritage Lending, LLC	$10.00	
		Transfer Tax (Warranty Deed) to Douglas County Recording Office	$113.00	

Seller			Buyer	
Debit	Credit		Debit	Credit
		Commission		
$2,260.00		Listing Agent Commission to Redfin Corporation		
$3,390.00		Selling Agent Commission to Atlantic Real Estate Brokers, LLC		
		Title Charges & Escrow / Settlement Charges		
		Title - CPL (Lender) to First American Title Insurance Company	$50.00	
		Title - Document Storage Fee to Fury Title LLC	$40.00	
		Title - Lender's Title Policy to First American Title Insurance Company	$352.00	
$45.00		Title - Payoff Handling Fee to Fury Title LLC		
$25.00		Title - Proceeds Handling Fee to Fury Title LLC		
		Title - Settlement or Closing Fee to Fury Title LLC	$850.00	
		Title - Title and Tax Search to Fury Title LLC	$250.00	
		Title - Title Commitment Fee to Fury Title LLC	$75.00	
		Title - Owner's Title Policy to First American Title Insurance Company	$602.00	
		Miscellaneous		
		Homeowner's Insurance Premium (12 mo.) to State Farm	$790.00	

Seller			Buyer	
Debit	Credit		Debit	Credit
$96,909.46	$113,000.00	**Subtotals**	$123,349.58	$91,164.23
		Due from Buyer		$32,185.35
$16,090.54		Due to Seller		
$113,000.00	$113,000.00	**Totals**	$123,349.58	$123,349.58

See signature addendum

ACKNOWLEDGEMENT AND RECEIPT OF SETTLEMENT STATEMENT

Date: **March 11, 2026** **File: 26-10272-FT**
Purchaser: **XCG, LLC**
Lender: **American Heritage Lending, LLC**
Property: **8675 Ashley Way, Douglasville, GA 30134**

Purchaser and Seller acknowledge that each has received, reviewed, and approved the entries appearing on the Settlement Statement, and each acknowledge receipt of a copy of same. Purchase acknowledges receipt prior to consummation of the loan transaction. Purchaser further acknowledges receipt and disbursement on his behalf of the loan proceeds in full. Seller acknowledges receipt and payment in full of the proceeds due Seller from the settlement. Seller warrants the correctness of all payoff amount for outstanding liens and encumbrances; if any deficiency occurs, Seller shall promptly remit the same to the settlement agent.

If the proration of taxes and assessments were made based on estimated amounts prior to receipt of current invoices, purchaser and Seller agree to adjust the prorations shown on the Settlement Statement between themselves when current invoices are received. The payment of all outstanding taxes and assessments unpaid at settlement are assumed by Purchaser.

Purchaser and Seller acknowledge that the settlement agent and Lender make no representations as to the status of any outstanding or past due water, sewage, or other utility bills applicable to the property. The status of such items shall be determined by and are the responsibility of the Purchaser and Seller.

Purchaser and Seller agree that should any inadvertent errors or omissions later be discovered in any documents executed at settlement, they shall promptly execute such corrective documents and remit such sums as may be required to adjust or correct such errors or omissions.

Purchaser hereby acknowledges that a real property tax return and application for homestead exemption is required by law and is to be filed with the county tax collector in which the property lies, between January 1 and June 1 of the year immediately following settlement and that such filings are the sole responsibility of the Purchaser. Seller warrants that all required tax returns and applicable exemption applications have been filed for the current tax year. Seller further agrees to reimburse Purchaser for any penalties caused by Seller's failure to file a property and timely tax return.

As part of the consideration of this sale, the contract between the parties is referenced incorporated herein and made part hereof; the terms and conditions contained therein shall survive the closing and shall not merge upon delivery of the Warranty Deed.

PURCHASER:

XCG, LLC, a Delaware Limited Liability Company

By: ______________________
Jermaine Taylor, as its Sole Member

SELLER(S):

Landa App, LLC - 8675 Ashley Way Douglasville GA LLC, a Georgia Limited Liability Company

By: ______________________
Sammiya Mujtaba, as a Member

BY: ______________________
Settlement Agent